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EXHIBIT 10.4

            Schedule of Additional Supplementary Retention Agreements

         In addition to the Supplementary Retention Agreement included as exhibit 10.3, GSB Financial Corporation has executed Supplementary Retention Agreements with three additional employees. With the exception of the name and address of each individual, all the Supplementary Retention Agreements are identical and there are no material details which differ from the agreement included as Exhibit 10.1. In accordance with SEC Rule 12b-31 and Instruction 2 to Item 601 of Regulation S-K, the following schedule identifies the three other employees.

1.  Barbara Carr
2.  Jennifer Terpstra
3.  Richard C. Burch